UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No


Filed by the Registrant []
Filed by a Party other than the Registrant []


Check the appropriate box:

[ X ] Preliminary Proxy Statement
[  ]  CONFIDENTIAL,  FOR  USE  OF THE COMMISSION ONLY (AS PERMITTED BY RULE 41A-
      6(E)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant {section}240.14a-12

                  AMERITRANS CAPITAL CORPORATION
                (Name of Registrant as Specified In Its Charter)


                  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ] No fee required.
[  ]  Fee computed on table below per Exchange Act Rules I 4a-6(i)(l) and 0-11.

1)   Title of each class of securities to which transaction applies:



2) Aggregate number of securities to which transaction applies:



3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-Il (set forth the amount on which the filing fee is calculated and state how it was determined):


4) Proposed maximum aggregate value of transaction:



5)   Total fee paid:



       PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN
      THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY
                              VALID OMB CONTROL NUMBER.

[  ]  Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 14a-6(i)(1) and 0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:



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4) Date Filed:

                         AMERITRANS CAPITAL CORPORATION
                          747 THIRD AVENUE, 4TH FLOOR
                            NEW YORK, NEW YORK 10017

                   Notice of Special Meeting of Shareholders
                         To Be Held on January 23, 2006

Dear Shareholders:

      The Special Meeting of Shareholders of Ameritrans Capital Corporation ("Ameritrans" or the "Company") will be held at the offices of Stursberg & Veith, 405 Lexington Avenue, Suite 4949, New York, New York, on Monday January 23, 2005, at 10:00 a.m., to consider and act upon the following matters:

      1. To consider the approval of an extension of the offering period of the Company's July 29, 2005 private offering of Common Stock with warrants (the "Offering"), to March 31, 2006, which Offering period extension if not approved by Shareholders, will expire on January 25, 2006; and

      2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

      The Board has fixed the close of business on December 20, 2005 as the time which Shareholders are entitled to notice of and to vote at the meeting and any adjournments as shall be determined. The stock transfer books of the Company will remain open.

      All Shareholders are cordially invited to attend the meeting.

                                           By Order of the Board of Directors,


                                           MARGARET CHANCE, Secretary
December 29, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                         AMERITRANS CAPITAL CORPORATION
                          747 THIRD AVENUE, 4TH FLOOR
                            NEW YORK, NEW YORK 10017

                              Proxy Statement for
                        Special Meeting of Shareholders
                                January 23, 2006

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameritrans Capital Corporation (the "Company") for use at the Special Meeting of Shareholders to be held on January 23, 2006 and at any adjournment of that meeting. In considering whether or not to have an adjournment, management will consider what is in the best interest of the shareholders. All proxies will be voted as marked. Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy may be revoked by a shareholder at any time before it is exercised, by written or oral request to Margaret Chance, Secretary of the Company. The date of mailing of this Proxy Statement is expected to be on or about December 29, 2005.

                            SOLICITATION OF PROXIES

      The proxy enclosed with this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, email, telegraph or messenger. The Company may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by the Company.

      All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Special Meeting, in the discretion of the persons named in the proxy.

                               VOTING SECURITIES

      The Board of Directors has fixed December 20, 2005, as the record date for the determination of Shareholders entitled to vote at the Special Meeting. At the close of business on December 12, 2005, there were outstanding and entitled to vote 2,693,220 shares of Common Stock of the Company and 300,000 shares of Participating Preferred Stock. Each share of Common Stock and Participating Preferred Stock is entitled to one vote for each share held. Stockholders have no dissenters' rights of appraisal in connection with any matter being presented at the Special Meeting.

      As of December 12, 2005, there were 2,703,220[1] shares of the Company's Common Stock, $.0001 par value, and 300,000 shares of Participating Preferred Stock outstanding. The following table sets forth certain information as to (i) those persons who, to our knowledge, owned 5% or more of our outstanding common stock as of December 12, 2005, (ii) each of our executive officers and directors, and (iii) all of our officers and directors as a group. Except as set forth below, the address of each person listed below is the address of Ameritrans.

NAME                                                     NUMBER OF    PERCENTAGE    NUMBER OF   PERCENTAGE OF
                                                         SHARES OF      OF(A)       SHARES OF    OUTSTANDING
                                                           COMMON    OUTSTANDING  PARTICIPATING   PREFERRED
                                                           STOCK     COMMON STOCK   PREFERRED    STOCK OWNED
                                                           OWNED        OWNED      STOCK OWNED
*Gary C. Granoff***                                      339,975 (1)       12.58%      7,038(a)         2.35%
*Ellen M. Walker***                                       42,374 (2)        1.57%           **            **
*Lee A. Forlenza***                                       43,523 (3)        1.61%        1,000            **
*Steven Etra***                                          124,681 (4)        4.61%           **            **
*Paul Creditor                                            12,020 (5)          **            **            **
Allen Kaplan***                                           15,020 (6)          **            **            **
John R. Laird***                                           8,100 (7)          **            **            **
Howard F. Sommer***                                        8,000 (8)          **            **            **
Wesley Finch***                                           40,788 (9)        1.51%       10,000          3.33%
*Dan M. Granoff                                         164,579 (10)        6.09%           **            **
Children's Hospital Oakland Research Institute
747 52nd Street, Oakland, CA
*Paul D. Granoff                                        143,179 (11)        5.30%           **            **
c/o Rush-Copley Medical Center
1900 Ogden Avenue,
Aurora, IL 60504
*Michael Feinsod***                                      214,700(12)        7.94%           **            **
767 Third Avenue, 16th Floor
New York, New York 10017
*Margaret Chance***                                        7,240(13)          **         220(b)           **
*Silvia Mullens***                                         3,350(14)          **            **            **
Mitchell Partners L.P.                                      188,585         6.98%       12,000          4.00%
3187-D Airway Avenue
Costa Mesa, CA 92626
Performance Capital, L.P.                                331,250(15)       12.25%           **            **
767 Third Avenue, 16th Floor
New York, NY  10017
*Prides Capital Partners, Inc.                           331,250(16)       12.25%           **            **
200 High Street, Suite 700
Boston, MA  02110
Ivan Wolpert***                                           10,683(17)          **            **            **
19 Fulton Street, Suite 301
New York, NY  10038
All Officers and Directors, as a group (12 persons)***      858,434        31.75%       18,258          6.09%

    (A) Ownership percentages are based on 2,703,220 shares of Common Stock outstanding as of December 12, 2005.
  	Under the rules of the SEC, shares of common stock that an individual has a right to acquire within 60 days from December 12, 2005, pursuant to the exercise of options, warrants or other convertible securities, are deemed to be outstanding for the purpose of computing the percentage of ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

   * Gary C. Granoff, Ellen M. Walker, Lee Forlenza, Steven Etra, Paul Creditor, Dan M. Granoff, Paul D. Granoff, Prides Capital, Margaret Chance, Silvia Mullens, and Michael Feinsod are each "interested persons" with respect to Ameritrans, as such term is defined in the 1940 Act.

   **   Less than 1%.

(1) Includes (i) 155,180 Shares owned directly by Mr. Granoff; (ii) 3,300 Public Warrants; (iii) 16,900 Shares owned by the Granoff Family Foundation, a charitable foundation for which Mr. Granoff and his mother and brother are trustees; (iv) 261 Shares held by GCG Associates Inc., a corporation controlled by Mr. Granoff; (v) 78,584 Shares and 500 Public Warrants owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (vi) 12,000 Shares and 1,000 Public Warrants owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (vii) 57,100 Shares, and 1800 Public Warrants held by Mr. Granoff in various IRA or pension accounts, and (viii) 13,350 Shares issuable upon exercise of five-year options issued under the 1999 Employee Plan. Excludes (A) 12,937 Shares, and 1,000 Public Warrants owned directly by Leslie Granoff, Mr. Granoff's wife, of which Shares he disclaims beneficial ownership; and (B) 47,855 Shares held by JR Realty Corp., a company owned in part and controlled in part by Mr. Granoff's wife, where Mr. Granoff serves as Treasurer.


      (a) Includes (i) 500 shares of Participating Preferred Stock, owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff;
            (ii) 1,000 shares of Participating Preferred Stock owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (iii) 5,538 shares of Participating Preferred Stock held by Mr. Granoff in various IRA or pension accounts. Excludes 1,000 shares of Participating Preferred Stock directly owned by Leslie Granoff, Mr. Granoff's wife, of which Shares he disclaims beneficial ownership.


(2)   Includes (i) 200 Shares held by Ms. Walker as custodian for her son, Paul;
      (ii) 22,800 Shares held by various trusts of which Ms. Walker is a trustee and as to which she disclaims beneficial ownership (Gary C. Granoff retains a reversionary interest in 21,000 of such Shares), and (iii) 5,000 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.


(3) Includes (i) 35,218 Shares held directly by Mr. Forlenza, (ii) 3,230 Shares held for the benefit of Mr. Forlenza's IRA, (iii) 700 Public Warrants, and (iv) 4,375 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.


(4) Includes (i) 8,294 Shares held directly by Mr. Etra; (ii) 29,022 Shares owned jointly by Mr. Etra and his wife; (iii) 27,000 Shares held by Mr. Etra's wife; (iv) 35,990 Shares held by Fiserv Securities Inc. for the benefit of Mr. Etra's IRA; (v) 10,000 Shares held by SRK Associates LLC, a limited liability company controlled by Mr. Etra, (vi) 10,000 Shares held by Lance's Property Development Corp. Pension Plan, of which Mr. Etra is a trustee; and (vii) 4,375 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.

(5) Includes 10,020 Shares issuable upon the exercise of five-year options issued under the Non-Employee Director Plan (the "Director Plan") .


(6) Includes 10,020 Shares issuable upon the exercise of five-year options issued under the Director Plan.


(7) Includes 100 Shares owned directly by Mr. Laird and 8,000 Shares issuable upon exercise of five-year options issued under the Director Plan.


(8) 8,000 Shares issuable upon exercise of five-year options issued under the Director Plan.


(9) Includes (i) 19,871 Shares owned directly by Mr. Finch; (ii) 10,917 Shares issuable upon exercise of five-year options issued under the Director Plan; and (iii) 10,000 Public Warrants. Excludes (A) 6,000 Shares owned directly by Mr. Finch's wife as to which he disclaims beneficial ownership and (B) 26,300 Shares held by the Tudor Trust, a grantor trust, of which Mr. Finch is the grantor, Mr. Finch's wife and their two children are the beneficiaries, and Mr. Finch's wife is one of the two trustees. Mr. Finch disclaims beneficial ownership of the trust's 26,300 Shares.


(10) Includes (i) 143,179 Shares owned by Dr. Dan Granoff directly; (ii) 16,900 Shares owned by the Granoff Family Foundation, a charitable foundation, of which Jeannette Granoff, Gary C. Granoff, and Dr. Dan M. Granoff are the trustees; and (iii) 4,000 Shares held in an IRA Rollover Account for the benefit of Dr. Granoff.


(11) Includes (i) 40,049 Shares owned directly by Dr. Paul Granoff, (ii) 77,630 held by Granoff Family Partners Ltd., of which Dr. Granoff is a general partner, and (iii) 25,500 Shares held by the Granoff Pediatric Associates Profit Sharing Plan. Excludes 14,127 Shares held by Suzanne Granoff, Dr. Granoff's wife, of which Shares he disclaims beneficial ownership.


(12) Includes (i) 202,200 Shares held by Infinity Capital Partners, L.P., (2) 10,000 Shares held by Shoulda Partners, L.P., and (3) 2,500 Shares issuable to Shoulda Partners upon the exercised five-year warrants issued pursuant to the Company's July 29, 2005 Offering of Common Stock and Warrants (the "Private Offering Warrants").


(13) Includes (i) 1,200 Shares owned directly by Ms. Chance, (ii) 200 Shares held by Ms. Chance as custodian for her daughter, Alexis Chance, (iii) 50 Shares held directly by her daughter, Alexis Chance, (iv) 2,220 Shares held by Ms. Chance in various IRA or pension accounts, (v) 220 Public Warrants, and (vi) 3,350 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.


(14) Includes 3,350 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.


          (b)Participating Preferred Stock held in a pension account.


(15) Includes (i) 184,110 Shares owned directly by Performance Capital, L.P., and (ii) 46,028 Shares issuable upon the exercise of the Private Offering Warrants, (iii) 80,890 Shares held by Performance Capital II, L.P. and
      (iv) 20,222 Shares issuable upon the exercise of the Private Offering Warrants.

(16) Includes (i) 265,000 Shares held by Prides Capital Fund I, L.P., and (ii) 66,250 Shares issuable to Prides Capital Fund I, L.P. upon the exercise of the Private Offering Warrants.


(17) Includes (i) 4,274 Shares owned directly by Mr. Wolpert, (ii) 1,068 Shares issuable upon the exercise of the Private Offering Warrants, (iii) 4,273 Shares held by Belle Harbour Capital, L.L.C., and (iv) 1,068 Shares issuable to Belle Harbour Capita upon the exercise of the Private Offering Warrants.

      Except pursuant to applicable community property laws or as described above, each person listed in the table above has sole voting and investment power, and is both the owner of record and the beneficial owner of his or her respective Shares.

      For as long as certain persons listed above hold five percent (5%) or more of the Company's outstanding Common Stock, they will be deemed "affiliated persons" of the Company, as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

      Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's officers and directors, and persons who own more than ten percent (10%) of the Company's Common Stock ("Reporting Persons"), to file initial reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission ("SEC") and to furnish the Company with copies of all reports filed.

      Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that as of December 12, 2005, all changes in beneficial ownership have been disclosed to the SEC as required by Section 16(a) of the 1934 Act, or have been previously reported in the Company's filings with the SEC..


CHANGES IN CONTROL

      There are no arrangements known to the Company at this time which may at a subsequent date result in a change of control of the Company.

                                 PROPOSAL NO. 1
                  EXTENSION OF JULY 29, 2005 PRIVATE OFFERING

      On July 29, 2005, Ameritrans commenced a private offering of Common Stock with warrants to "accredited investors," as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act. The shares of Common Stock are offered at a price no less than book value as of the date of the offering. For every four (4) shares of Common Stock purchased, the Company will issue to the investor one (1) warrant, exercisable for five (5) years from the date of issuance, to purchase one (1) share of Common Stock of the Company at an exercise price equal to 110% of the purchase price of the Shares. This Offering was previously approved by the requisite vote of shareholders. The Offering is for maximum gross proceeds totaling $10 million.

      The Company completed an initial closing pursuant to the offering on December 5, 2005. The Company issued 653,347 shares for gross proceeds totaling $3,822,080. A total of 163,336 warrants were issued. The securities sold in this offering have not been registered with the Securities Exchange Commission and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

      The Offering period will expire on January 25, 2006, unless extended. The Board of Directors and Management believe that raising additional capital pursuant to a private offering will allow the Company to expand its investment portfolio and diversify the Company's investments beyond the SBA-regulated loans and investments of Elk. This diversification will provide the Company with the flexibility to participate in a wide range of investment opportunities.

      The Board of Directors, including a majority of directors who are not interested persons of the Company, subject to shareholder approval, have decided to extend the Offering period to March 31, 2006. The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve the extension of the Offering.


   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL NO. 1

                                 PROPOSAL NO. 2
                                 OTHER MATTERS

      The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, Ameritrans' directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interview.

Financial and Other Information

      The information required by Item 13(a) of Schedule 14A with respect to the Company's consolidated financial statements and management's discussion and analysis of financial condition and results of operations are incorporated by reference hereto, as allowed by Rule 0-4 of the 1940 Act. Representatives of the Company's independent accountants, Rosen Seymour Shapss Martin & Company LLP, are expected to be present at the Special Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

Deadline for Submission of Shareholder Proposals

      Proposals of shareholders intended to be presented at next year's Special Meeting of Shareholders must be received by the Company at its principal executive offices not later than October 1, 2006, for inclusion in the proxy statement for that meeting. Submissions received after that date will be considered untimely. Mere submission of a proposal does not guarantee its inclusion in the Proxy Statement or its presentation at the meeting since certain federal rules must also be met.

Requests for Financial Statements

      Ameritrans will furnish, without charge a copy of its financial statements for the fiscal year ended June 30, 2005, and for the six-months ended December 31, 2005, to shareholders who make a written request to the Company at 747 Third Avenue, 4th Floor, New York, NY 10017 or call Ameritrans toll free at (800) 214-1047.

Form 10-K

      The Company filed an Annual Report on Form 10-K for the fiscal year ended June 30, 2005 with the SEC on September 28, 2005. Shareholders may obtain a copy of this report, without charge, by making a written request to the Company at 747 Third Avenue, New York, New York 10017 or by visiting our website at www.ameritranscapital.com.

Forward Looking Statements

      This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act which are intended to be covered by the safe harbors created thereby. Typically, the use of the words "believe," "anticipate," "plan," "expect," "seek," "estimate," and similar expressions identify forward-looking statements. Unless a passage described a historical event, the statement should be considered a forward-looking statement. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, the forward-looking statements included in this proxy statement may prove to be inaccurate. Our actual results may differ materially from the results anticipated in the forward-looking statements. Any forward-looking statements contained in this proxy statement involve risks and uncertainties, including but not limited to, risks that the Offering described in this proxy statement will not close, risks that the registration of shares underlying the Warrants may not occur, risks related to changes in the regulation of investment companies, market acceptance risks, the impact of competition, and other risks identified in the Company's other filings with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


      The Board of Directors invites shareholders to attend the Special Meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                           By Order of the Board of Directors,




December 29, 2005                          MARGARET CHANCE, Secretary

Footnotes

[1] Includes 10,000 shares of Common Stock held by a subsidiary of the Company not entitled to vote.